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Exhibit 10.2

**
Certain Confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 24b-2 of the Securities Exchange Act.

TERM LOAN AGREEMENT

        THIS TERM LOAN AGREEMENT (this "Agreement") is dated and effective as of February 1, 2002 by and between TRANSGENOMIC, INC., a corporation organized under the laws of the State of Delaware U.S.A. (the "Lender"), and GENODYSSEE S.A., a société anonyme organized under the laws of France, with a share capital of 65,122 euros, having its registered office at Parc Affaires Technopolis, 3, avenue du Canada, BP 810 Les Ulis, 91974 Courtaboeuf, France and registered with the Registre du Commerce et des Sociétés of Evry under number 424 796 548 (the "Borrower"). The Lender and the Borrower are sometimes collectively referred to herein as the "parties" and individually as a "party."

PREAMBLE

        WHEREAS, the Lender has agreed to lend to the Borrower, on the terms and conditions set forth herein, an amount of One Million Five Hundred Thousand U.S. Dollars (US $1,500,000) (the "Loan") which Loan will be evidenced by that certain promissory note, of even date herewith, made by the Borrower to the Lender, in the form attached as Exhibit A hereto (the "Note"); and

        WHEREAS, the parties desire to set forth certain terms and conditions relating to the Loan;

        NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

        All capitalized terms used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

        "Agreement" shall mean this Term Loan Agreement, including all exhibits hereto, as the same may be amended or otherwise modified from time to time.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America or the Republic of France.

        "Default" shall mean any of the events specified in Section 6.01, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

        "Event of Default" shall mean any of the events specified in Section 6.01, provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

        "Governmental Authority" shall mean any government (whether the located within or outside the United States or France) or any department, agency, division or instrumentality thereof.

        "Law" shall mean any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

        "Major Shareholders" shall mean those holders of the Borrower's ordinary voting shares that together hold not less than 66.667% of Borrower's issued and outstanding share capital.

        "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

        "Principal Balance" shall mean U.S.$ 1,500,000, as reduced from time to time by the amount of any prepayment made by the Borrower.

        All monetary amounts expressed herein are stated in terms of U.S. Dollars.

ARTICLE II
THE LOAN

        Section 2.01. Loan Disbursement.    Upon execution and delivery to Lender of this Agreement and the undertaking of the Major Shareholders described in Section 4.03 hereof, the Lender agrees to advance U.S. $1,500,000 to the Borrower. The disbursement of the Loan proceeds shall be made by direct wire transfer of funds from the Lender no later than February 10, 2002 to the account of the Borrower at the **.

        Section 2.02. Use of Proceeds.    The Loan shall be applied by the Borrower for general corporate purposes.

ARTICLE III
INTEREST

        Section 3.01. Interest Rate.    The Borrower shall pay interest on the unpaid principal balance of the Loan at the rate of 5.0% per annum from the date of issuance of the Loan proceeds thereof to and including the date of repayment.

        Section 3.02. Computation.    Interest on the Loan shall be computed on the basis of a year deemed to consist of 365 days and paid for the actual number of days elapsed.

ARTICLE IV
PAYMENTS

        Section 4.01. Interest Payments.    Accrued but unpaid interest on the outstanding Principal Balance of the Loan shall be due and payable in full, without demand by the Lender, immediately (i) upon repayment of the Principal Balance as provided herein, (ii) with respect to any full or partial prepayment of the Principal Balance as described under section 4.05 hereof, at the time of such prepayment.

        Section 4.02. Principal Payments.    The Principal Balance shall be paid in full on the earlier of (i) 3:00 p.m. GMT on January 31, 2003 (the "Maturity Date") or (ii) the first closing date on which new voting equity securities in the Borrower are subscribed pursuant to a private or public offering thereof that raises gross proceeds (prior to the payment of any underwriters' commissions or discounts and other offering expenses) of not less than US $5,000,000 (a "Qualified Offering"). The Borrower shall give notice of any Qualified Offering to the Lender, including all material terms of such proposed issuance, at least 25 Business Days prior to the consummation thereof.

Section 4.03. Repayment by means of issuance of Equity Securities.

        (a)  The Principal Balance of, and accrued interest on, the Loan will be repaid by the Borrower through the issuance of newly issued voting equity securities to the Lender as provided in Section 4.02 and this Section 4.03, subject to (i) the certification of the amount of the Principal Balance of, and accrued interest on the Loan by the statutory auditors of the Borrower and (ii) approval of the necessary capital increase at an extraordinary general meeting of the shareholders of the Borrower in accordance with French law. If a Qualified Offering is proposed prior the Maturity Date, the Borrower will use its commercially reasonable efforts to cause the capital increase required in order to issue securities to the Lender to be submitted to the vote of the shareholders of the Borrower at the same extraordinary general meeting as the Qualified Offering. As such, the Borrower shall use its commercially reasonable efforts to have such capital increase put on the agenda of such general meeting by its board of directors convening it and to have such capital increase in favor of the Lender voted on by its shareholders in accordance with French law. In the event that a Qualified Offering is not consummated prior to the Maturity Date, the Borrower shall use its commercially reasonable efforts to have an extraordinary general meeting convened by its board of directors prior the end of March 31, 2003, with a capital increase in favor of the Lender on its agenda and to have the said capital increase in favor of the Lender voted on by its shareholders in accordance with French law. As a condition to the advancement of funds by the Lender to the Borrower hereunder, the Borrower shall obtain from the Major Shareholders an irrevocable undertaking in the form attached as Exhibit B hereto.

        (b)  If a Qualified Offering is consummated prior the Maturity Date, the voting equity securities of the Borrower issued in repayment of the Principal Balance of, and interest on, the Loan will be of the same type and class as those issued in the Qualified Offering and on the same terms and conditions (including, but not limited to, price per share) as such securities issued to investors in the Qualified Offering.

        (c)  In the event that a Qualified Offering is not consummated prior to the Maturity Date, the voting equity securities of the Borrower issued in repayment of the Principal Balance of, and interest on, the Loan will be ordinary voting shares and will be issued at a price per share determined by an appraisal of the Borrower conducted by an independent qualified investment banking firm agreed to by the Borrower and the Lender. In such event, the Lender will be entitled to such rights, including but not limited to, rights of co-sale, rights of first offer, rights of first refusal, registration rights, and voting rights, as the Major Shareholders are granted pursuant to the shareholders' agreement dated September 8, 2000.

        (d)  In the event that the shareholders of the Borrower do not vote at any general meeting of shareholders described in this Section 4.03 in favor of the necessary capital increase to the benefit of the Lender, the Loan will be required to be repaid in cash at the Maturity Date (or such later date as provided in Section 4.03(a), but in no event later than February 28, 2003).

        (e)  In the event of a repayment after the Maturity Date as permitted pursuant to this Section 4.03, so long as there has otherwise been no Event of Default, interest shall continue to accrue at the rate set forth in Section 3.01 until and including the date of repayment.

        Section 4.04. Due Dates Not on Business Days.    If payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed to be the next following Business Day.

        Section 4.05. Right to prepay.    The Borrower shall have the right, in its sole discretion, to prepay in cash, in whole or in part, the Principal Balance of the Loan at any time, without any penalty.

ARTICLE V
COVENANTS, REPRESENTATIONS AND ACKNOWLEDGEMENTS

        Section 5.01. Affirmative Covenants.    During the term of this Agreement, the Borrower covenants and agrees as follows:

        (a)  Board Seat. The Borrower undertakes to use its commercially reasonable efforts to have its statuts (by-laws) or any shareholders' agreement relating to its shares amended in order to entitle the Lender to appoint one member of the Borrower's Board of Directors (it being understood by the parties that such actions may be taken only by the shareholders of the Borrower under French Law) but only if the Loan is repaid through the issuance of voting equity securities in accordance with Article IV hereof and then only for so long as the equity securities held by the Lender represent at least 10% of the Borrower's issued and outstanding voting securities.

        (b)  Qualified Offering. The Borrower shall use its commercially reasonable best efforts to conduct a Qualified Offering prior to the Maturity Date, it being understood that the approval required to conduct such capital increase may only be obtained by a vote of the Borrowers' shareholders at a general meeting of shareholders.

        (c)  Corporate Existence and Authorizations. The Borrower shall maintain in good standing its corporate existence and its right to transact business in those jurisdictions in which it is now or hereafter doing a material amount of business, and the Borrower shall maintain all material licenses, permits and registrations necessary for the conduct of its operations.

        (d)  Compliance With Laws. The Borrower shall comply with all material Laws applicable to its business operations.

        (e)  Payment of Obligations. The Borrower shall promptly pay and discharge or cause to be paid and discharged, as and when due (or as amended or extended by the lender or creditor), any and all of its lawful debts and other obligations, including all lawful taxes, rates, levies and assessments and all claims for labor, materials or supplies; provided, however, that nothing herein contained shall be construed as prohibiting the Borrower from diligently contesting in good faith by appropriate proceedings the validity of any such debt or other obligation, provided Borrower has established adequate reserves for such debt or obligation on its books and records.

        (f)    Financial Information. The Borrower will provide the Lender with copies of its audited financial statements for the year ending December 31, 2001 as soon as reasonably practicable after such financial statements are available, but in no event later than March 31, 2002. The Borrower will provide the Lender with unaudited quarterly financial statements within 45 days of the end of each calendar quarter ending prior to repayment of the Loan.

        (g)  Securities Offering Documents. The Borrower will provide the Lender with copies of all documents prepared by the Borrower in connection with the private or public offering of any equity or debt securities prior to the Maturity Date as soon as reasonably practicable after such documents are available.

        Section 5.02. Negative Covenants.    During the term of this Agreement, the Borrower covenants and agrees, that without the prior written consent of the Lender:

        (a)  Dividends. The Borrower shall not declare or pay dividends or other distributions to its existing shareholders or other equity owners.

        (b)  Use of Proceeds. The Borrower will not use the proceeds of the Loan to be used for any purpose other than that stated herein.

        (c)  Conflicting Agreements. The Borrower will not enter into any agreement, any term or condition of which would, if complied with by Borrower, result in an Event of Default.

        Section 5.03. Representations and Acknowledgements of Lender.    In connection with the potential issuance of securities of the Borrower in repayment of the Loan pursuant to Article IV hereof:

        (a)  the Lender represents that it is an "accredited investor" as defined in Regulation D of the U.S. Securities Act of 1933 (the "Securities Act"); and

        (b)  the Lender acknowledges that (i) such securities have not and will not be registered under the Securities Act, (ii) that the securities will be "restricted securities" for purposes of the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except (A) in compliance with the registration requirements of the Securities Act and all other applicable securities laws or (B) pursuant to an exemption from or a transaction not subject to the registration requirements of the Securities Act or any other applicable securities laws; (iii) the foregoing will be deemed to be repeated by the Lender at the time of the issuance of the securities; and (iv) securities issued to the Lender will be notated with the foregoing transfer restrictions on the books of the Borrower.

ARTICLE VI
DEFAULT

        Section 6.01. Events of Default.    Any one or more of the following shall constitute an Event of Default under this Agreement, unless waived by the Lender:

        (a)  Payment. Failure to pay principal or interest when due and payable under the Note, or failure to pay any other material indebtedness for borrowed money of the Borrower, including the $1,000,000 revolving line of credit made available by Lender to Borrower under that certain Revolving Line of Credit Agreement, dated as of December 28, 2001 (the "Line of Credit"), which continues beyond any applicable grace period or negotiated extension.

        (b)  Breach of Covenants. The material breach of any covenant in Article VI unless expressly waived, in writing, by the Lender, which breach is not cured within 30 Business Days.

        (c)  Acceleration of Other Indebtedness. Any obligation of the Borrower (including the Line of Credit) for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the expressed maturity thereof and the Borrower has not cured the default giving rise to such an acceleration within 30 Business Days.

        (d)  Judgments; Attachment; Etc. Any one or more judgments or orders against the Borrower or any attachment or other levy against the property of the Borrower with respect to a claim or claims, involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles) in excess of $500,000, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 Business Days.

Section 6.02. Rights and Remedies in the Event of Default.

        (a)  Upon any Event of Default, and at any time thereafter, the Lender may declare in writing to the Borrower all or any part of the outstanding Principal Balance and accrued interest thereon immediately due and payable, and upon such declaration the then outstanding Principal Balance and such accrued interest shall automatically become immediately due and payable.

        (b)  If, within 15 Business Days of a valid declaration by the Lender as set forth in clause 6.02(a) above the relevant default has not been cured by the Borrower (if capable of being cured), the Lender shall be entitled to exercise any or all of the rights of the Lender under this Agreement.

        (c)  Any funds received by the Lender with respect to the Loan shall be applied as follows: (i) first, to the payment of the reasonable and necessary expenses incurred by Lender in connection with the collection of amounts due hereunder, not to exceed US$50,000; (ii) second, to the payment of interest accrued and unpaid on the Loan; and (iii) third, to the payment of outstanding Principal Balance. Any remaining amounts shall be paid to the Borrower.

        (d)  At the option of the Lender, the Borrower shall pay interest on (i) all amounts overdue by more than five Business Days and (ii) all amounts due by the Borrower, whether mature or not, after the occurrence of an Event of Default (until such time as the Event of Default may be cured), at a rate equal to the greater of (x) 7.0% per annum or (y) the prime interest rate prevailing in the United States as of the date of the Event of Default, as published in the Wall Street Journal.

        Section 6.03. Remedies not Exclusive.    The Lender shall be entitled to enforce payment and performance of all obligations of the Borrower hereunder or under the Note and to exercise all rights and powers hereunder or under the Note, or under any Law and the pursuit of any remedy available to the Lender against the Borrower shall not prejudice or in any manner affect the Lender's right to realize upon or enforce any other remedy or security now or hereafter available to it in such order and in such manner as the Lender may determine in its sole discretion. No such right or remedy shall be exclusive, but each shall be cumulative and shall be in addition to every other remedy provided herein or in any other agreement or by Law and each such remedy may be exercised concurrently or independently. Nothing in this Agreement shall be construed as prohibiting the Lender from seeking a deficiency judgment against the Borrower.

ARTICLE VII
MISCELLANEOUS

        Section 7.01. Notices.    All notices or other communications to be given hereunder shall be given in writing and delivered by (a) certified mail, return receipt requested, (b) personal delivery, (c) facsimile or (d) express carrier addressed as follows:

If to the Lender:	Transgenomic, Inc. 12325 Emmet Street Omaha, Nebraska 68164 U.S.A. Attention: Gregory J. Duman Email: gduman@transgenomic.com Telephone: (402) 452-5400 Telecopy: (402) 452-5447
If to the Borrower:
Genodyssee S.A.
Parc Affaires Technopolis
3, avenue du Canada—Bâtiment Alpha
BP 810 Les Ulis—91974 Courtaboeuf Cedex
France
Attention: Jean-Louis Escary
Email: escary@genodyssee.com
Telephone: (33) (0) 1 69 29 80 55
Telecopy: (33) (0) 1 69 29 80 79

or to such other address furnished by any party to the other in writing at any time and from time to time for such notice purposes. Any notice served by either party on the other shall be deemed effective upon receipt of return receipt if sent by certified mail, return receipt requested, when received, if delivered personally, upon machine confirmation if sent by facsimile, or upon confirmation of delivery by an express carrier.

        Section 7.02. Amendments and Waivers.    No amendment, modification or waiver of any provision of this Agreement or the Note shall be effective unless the same shall be in writing and signed by the Borrower and the Lender; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        Section 7.03. Successors and Assigns.    Neither the Borrower nor the Lender may assign, delegate or transfer any of its rights or obligations under this Agreement or the Note without the prior written consent of the other.

        Section 7.04. Severability.    If any provision of this Agreement is held invalid or unenforceable, or which is prohibited under Law for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

        Section 7.05. Counterparts.    This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

Section 7.06. Governing Law; Arbitration; No Third-Party Rights.

        (a)  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the United States and State of New York applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules. Notwithstanding the foregoing, any issuance of equity securities of the Borrower to the Lender hereunder shall be governed by French law.

        (b)  The parties to this Agreement shall act in good faith to resolve any dispute or other controversy arising under this Agreement. Absent agreement resolving a dispute within 20 days after written notice of the dispute has been delivered from one party to the other, any party shall have the right to seek to settle the matter by arbitration to the exclusion of any other form of dispute resolution. Any arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York. Such arbitration shall be heard by a single arbitrator, who shall be jointly designated by the Lender and the Borrower if the parties are unable to agree within ten (10) days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto. The each party in any arbitration proceeding shall pay its own costs in connection therewith, including attorneys' fees.

        (c)  This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

        Section 7.07. Headings.    The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or the Note. The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural, words in the plural include the singular and the word "including" means "including but not limited to."

        Section 7.08. The Lender's Sole Discretion.    Any provision in any of this Agreement or the Note which requires the Lender's approval or consent shall be interpreted to mean at the Lender's sole discretion unless otherwise specified.

        Section 7.09. Conflict of Terms.    In the event of any material conflict between the terms of this Agreement and the Note, the terms of this Agreement shall control.

        Section 7.10. Waiver.    The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this

Agreement shall not be taken or held to be a waiver of the provision itself. Any course of performance shall not be deemed to amend or limit any provision of this Agreement.

        Section 7.11. Section References.    References to "Sections," "subsections" and "Exhibits" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

        Section 7.12. Relationship of Parties.    Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of borrower and lender.

        Section 7.13. Entire Agreement.    This Agreement and the Note set forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

        Section 7.14. Time of the Essence.    Time is of the essence with respect to this Agreement

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LENDER
TRANSGENOMIC, INC., a Delaware corporation
By	/s/ COLLIN J. D'SILVA Collin J. D'Silva, President and Chief Executive Officer
BORROWER
GENODYSSEE S.A., a French société anonyme
By	/s/ JEAN LOUIS ESCARY Jean-Louis Escary, President du Conseil d'Administration

EXHIBIT A

PROMISSORY NOTE

$1,500,000.00 February 1, 2002	Courtaboeuf, France

        For value received, the undersigned, GENODYSSEE S.A., a société anonyme formed under the laws of France (herein, the "Maker") hereby promises to pay to the order of TRANSGENOMIC, INC., a corporation formed under the laws of the State of Delaware, U.S.A. (hereinafter, the "Holder"), at any place designated at any time by the Holder, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) (the "Principal Balance") on or before January 31, 2003.

        This Note is issued pursuant to that certain Term Loan Agreement, dated February 1, 2002, between the Maker and the Holder (the "Loan Agreement"). All capitalized terms used and not otherwise defined shall have the meanings given them in the Loan Agreement.

        The Maker promises to pay the Principal Balance as set forth in the Loan Agreement. The Maker further promises to pay interest from the date hereof on the outstanding Principal Balance at the rate set forth in the Loan Agreement. Interest shall be computed and payable as provided in the Loan Agreement.

        If, within 15 Business Days of a valid declaration by the Lender as set forth in the Loan Agreement, the relevant Event of Default has not been cured by the Borrower (if capable of being cured), the Holder may, without notice or demand, declare the then outstanding Principal Balance and all outstanding interest immediately due and payable and shall then have in any jurisdiction where enforcement hereof is sought, in addition to any other rights or remedies, the rights and remedies set forth in the Loan Agreement.

        If this Note is not paid as provided herein and in the Loan Agreement and is referred to an attorney for collection, the Maker promises to pay the reasonable and necessary fees and expenses of such attorney, not to exceed US$50,000, in addition to the full amount due hereon, whether or not litigation is commenced.

        Demand for payment, protest, notice of dishonor and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by the Maker, and the same hereby assents to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof.

        No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Maker herefrom, shall be effective unless the same shall be in a writing signed by an authorized officer of the Holder, and then only in the specific instance and for the purpose for which given. No failure to exercise, and no delay in exercising, any right under the Loan Agreement or this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right under the Loan Agreement or this Note preclude any other or further exercise thereof or the exercise of any other right. Each and every right granted hereunder or by law or in equity shall be deemed cumulative, and such remedies may be exercised from time to time concurrently or consecutively.

        All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

        Any term of this Note that does not comply with applicable law will not be effective if that law does not expressly or impliedly permit variations by agreement. If any part of this Note cannot be enforced according to its terms, that fact will not affect the balance of this Note.

        Neither this Note nor the Maker's or Holder's rights and obligations under this Note are assignable or delegable without the prior written consent of the other as set forth in the Loan Agreement.

        This Note will be governed by the laws of the State of New York.

        IN WITNESS WHEREOF, the Maker has executed and delivered this Note effective as of the date first set forth above.

GENODYSSEE S.A., a French société anonyme
By	/s/ JEAN LOUIS EXCARY Jean-Louis Escary, Président du conseil d'administration

EXHIBIT B

SHAREHOLDERS' UNDERTAKINGS

This Agreement, dated as of February 1, 2002, is by and among:

Jean-Louis Escary, born on **, a French citizen residing at **

Marie-Pierre Schmitz, born on **, a French citizen residing at **;

Didier Lanson, born on **, a French citizen residing at **;

Matignon Investissement et Gestion, a French limited company (société anonyme) with a share capital of ** euros, having its registered office at 5, avenue Matignon, 75008 Paris (France) and registered with the Registre du Commerce et des Sociétés of Paris under number 404 380 305, acting in its name and for and on behalf of the FCPR Matignon Investissements, a venture enterprise investment fund (governed by the Act of December 23, 1988), and represented by Mr. de Massignac, its managing director;

Société Générale Asset Management, a French limited company (société anonyme) with a share capital of ** euros, having its registered office at 2, place de la Coupole, 92400 Courbevoie (France) and registered with the Registre du Commerce et des Sociétés of Nanterre (France) under number 308 396 308, acting for and on behalf of the FCPI SOGE Innovation, a venture capital investment fund, and represented by

Société Générale Asset Management, a French limited company (société anonyme) with a share capital of ** euros, having its registered office at 2, place de la Coupole, 92400 Courbevoie (France) and registered with the Registre du Commerce et des Sociétés of Nanterre (France) under number 308 396 308, acting for and on behalf of the FCPI SOGE Innovation 2, a venture capital investment fund, and represented by

Société Générale Asset Management, a French limited company (société anonyme) with a share capital of ** euros, having its registered office at 2, place de la Coupole, 92400 Courbevoie (France) and registered with the Registre du Commerce et des Sociétés of Nanterre (France) under number 308 396 308, acting for and on behalf of the FCPI SGAM Innovation 1, a venture capital investment fund, and represented by

(hereinafter jointly referred to as the "Major Shareholders")

AND

TRANSGENOMIC, INC., a corporation organized under the laws of the State of Delaware U.S.A., with its registered office at Omaha (Nebraska, U.S.A.), represented by Collin J. D'Silva, its President and Chief Executive Officer;

(hereinafter referred as the "Lender")

WITH THE PARTICIPATION OF

GENODYSSEE S.A., a French limited company (société anonyme) with a share capital of ** euros, having its registered office at Parc Affaires Technopolis, 3, avenue du Canada, BP 810 Les Ulis, 91974 Courtaboeuf, France and registered with the Registre du Commerce et des Sociétés of Evry under number 424 796 548, represented by Mr. Jean-Louis Escary, its Président-Directeur Général;

(hereinafter referred as the "Company")

PREAMBLE

WHEREAS, pursuant to a certain Term Loan Agreement, dated as of even date herewith (the "Loan Agreement", capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement as in effect on the date hereof), by and among the Company and the Lender, the Lender has agreed to advance U.S. $1,500,000 to the Company;

WHEREAS, pursuant to Section 4.03 of the Loan Agreement, the Loan may be repaid by means of an issuance of shares of the Company;

WHEREAS, pursuant to Section 4.03 of the Loan Agreement, if a Qualified Offering is proposed prior the Maturity Date, the Company has agreed to use its commercially reasonable efforts (i) to cause the capital increase required in order to issue securities to the Lender to be submitted to the vote of the shareholders of the Company at the same extraordinary general meeting as the Qualified Offering and so (ii) to have such capital increase put on the agenda of such general meeting by its board of directors convening it and (iii) to have such capital increase in favor of the Lender voted on by its shareholders in accordance with French law;

WHEREAS, pursuant to Section 4.03 of the Loan Agreement, in the event that a Qualified Offering is not consummated prior to the Maturity Date, the Company has agreed to use its commercially reasonable efforts (i) to have an extraordinary general meeting convened by its board of directors prior the end of February 28, 2003 with a capital increase in favor of the Lender on its agenda and (ii) to have the said capital increase in favor of the Lender voted on by its shareholders in accordance with French law; and

WHEREAS, at the date hereof, the Major Shareholders hold together 74.16% of the Company's share capital, it being understood by the parties hereto that the qualified majority required for a vote at an extraordinary general meeting of the shareholders is 66.66% of such share capital;

NOW, THEREFORE, the Major Shareholders have agreed to make the following undertakings in order to ensure the affirmative vote of a capital increase in favor of the Lender under the conditions set forth in Section 4.03 of the Loan Agreement.

UNDERTAKINGS

Section 1        A Qualified Offering is proposed prior to the Maturity Date

If a Qualified Offering is proposed prior the Maturity Date:

(a)    each Major Shareholder of the Company, on the condition that it is a member of the board of directors at that time, undertakes to use its commercially reasonable efforts to convene an extraordinary general meeting of the shareholders of the Company so as to vote for a capital increase of the Company in order to issue new shares of the Company to the Lender in addition to the capital increase with respect to the Qualified Offering;

(b)    each Major Shareholder of the Company, on the condition that it is a member of the board of directors at that time, undertakes to use its commercially reasonable efforts to put on the agenda of the extraordinary general meeting of the shareholders which will vote the Qualified Offering a resolution with respect to the issuance of shares to the Lender in full repayment of the Loan and a resolution with respect to the waiver by the existing shareholders of the Company of their preferential subscription right over these new shares, and;

(c)    the Major Shareholders undertake to vote in favor of such resolutions at such extraordinary general meeting convened by the board of directors in accordance with French law.

Section 2        In the event that a Qualified Offering is not consummated prior to the Maturity Date

In the event that a Qualified Offering is not consummated prior to the Maturity Date:

(a)    each Major Shareholder of the Company, on the condition that it is a member of the board of directors on the Maturity Date, undertakes to use its commercially reasonable efforts to convene prior the end of February 28, 2003 an extraordinary general meeting of the shareholders of the Company so as to vote for a capital increase of the Company in order to issue new shares of the Company to the Lender;

(b)    each Major Shareholder of the Company, on the condition that it is a member of the board of directors on the Maturity Date, undertakes to use its commercially reasonable efforts to put on the agenda of such an extraordinary general meeting of the shareholders a resolution with respect to the issuance of shares to the Lender in full repayment of the Loan and a resolution with respect to the waiver by the existing shareholders of the Company of their preferential subscription right over these new shares; and

(c)    The Major Shareholders undertake to vote in favor of such resolutions at such extraordinary general meeting convened by the board of directors in accordance with French law.

Section 3 Transferee or subscriber of newly issued shares

No Major Shareholder shall transfer its shares in the Company or approve the transfer of shares in the Company by another Major Shareholder (to the extent such approval is required) if such transfer would cause the Major Shareholders collectively to hold less than the qualified majority required for a vote at an extraordinary general meeting of the shareholders of the Company, unless the transferee of such shares agrees to enter into irrevocable undertakings identical to the shareholders' undertakings contained herein.

Section 4 Shareholders' agreement

Once the Lender has been repaid by means of issuance of shares of the Company, the Major Shareholders undertake to use their commercially reasonable efforts to have the Shareholder's Agreement dated September 8, 2000 amended in order to take into account the holding of the Lender, it being understood that the assent of all other parties thereto will also be required for such amendment of the Shareholders' Agreement.

MISCELLANEOUS

Section 5 Governing Law

These undertakings shall be governed by and construed in accordance with French law.

Section 6 Term and termination

These undertakings shall expire and be of no further effect or force upon the earlier of (ii) the Loan being repaid either in cash or in shares and (ii) the termination of the Loan Agreement for any reason.

IN WITNESS WHEREOF, each the parties have caused this Agreement to be duly executed as of the day and year first above written.

/s/ JEAN LOUIS ESCARY Jean-Louis Escary
/s/ MARIE PIERRE SCHMITZ Marie-Pierre Schmitz
/s/ DIDIER LANSON Didier Lanson

Illegible Matignon Investissement et Gestion Represented by
Illegible FCPR Matignon Investissements Represented by
/s/ J. GRIMALIN FCPI SOGE Innovation Represented by J. Grimalin
/s/ J. GRIMALIN FCPI SOGE Innovation 2 Represented by J. Grimalin
/s/ J. GRIMALIN FCPI SGAM Innovation 1 Represented by J. Grimalin
/s/ COLLIN J. D'SILVA Transgenomic (the Lender) Represented by Collin J. D'Silva,
/s/ JEAN LOUIS ESCARY Genodyssee (the Company) represented by Jean-Louis Escary

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  Exhibit 10.2